UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

FORWARD AIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware				62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)

3200 Olympus Boulevard	Suite 300	Dallas	TX	75019
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)

Registrant’s telephone number, including area code: (817) 552-5270

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2026, the board of directors (the “Board”) of Forward Air Corporation (the “Company”) received notice from Charles L. Anderson and Robert L. Edwards, Jr. that each will not be standing for re-election at the Company’s annual meeting of stockholders to be held on June 17, 2026 (the “2026 Annual Meeting”). Messrs. Anderson and Edwards were designated by Ridgemont Equity Partners under the Shareholders Agreement, dated as of January 25, 2024, by and among the Company and affiliates of Ridgemont Equity Partners (the “Shareholders Agreement”). Mr. Anderson serves as a member of the Board’s Compensation Committee. Mr. Edwards serves as a member of the Board’s Corporate Governance and Nominating Committee. Neither Mr. Anderson’s nor Mr. Edwards’ decision not to stand for re-election was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Although Ridgemont Equity Partners has notified the Company that it does not plan to nominate replacement nominees for Messrs. Anderson and Edwards for election at the 2026 Annual Meeting, it did reserve its director designation rights under the Shareholders Agreement with respect to any future election of directors.

In connection with Messrs. Anderson and Edwards not standing for re-election at the 2026 Annual Meeting, the Board will reduce its size from seven directors to five directors, effective immediately following the 2026 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION

Date: April 29, 2026	By:	/s/ Shawn Stewart
	Name: Title:	Shawn Stewart President and Chief Executive Officer